UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 15, 2007

MILLENNIUM CHEMICALS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-12091	22-3436215
(Commission File Number)	(I.R.S. Employer Identification No.)

Two Greenville Crossing, 4001 Kennett Pike, Suite 238 Greenville, Delaware	19807
(Address of principal executive offices)	(Zip Code)

(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

See “Completion of Acquisition or Disposition of Assets” in Item 2.01.

Item 2.01	Completion of Acquisition or Disposition of Assets

On May 15, 2007, Millennium Chemicals Inc. (“Millennium Chemicals”) completed the sale of its worldwide inorganic chemicals business to The National Titanium Dioxide Co. Ltd. (Cristal) pursuant to a previously filed Sale and Purchase Agreement (the “Agreement”). Millennium Chemicals’ inorganic chemicals business was conducted through two indirect subsidiaries of Millennium Chemicals, Millennium Worldwide Holdings I Inc. and Millennium US Op Co, LLC, and the business included nine titanium dioxide plants located in the United States, Australia, Brazil, France and the United Kingdom, and a mineral sands mine located in Brazil.

At the closing of the sale, Millennium Chemicals received $1.143 billion in cash which is the base purchase price of $1.05 billion from Cristal, in addition to the assumption by Cristal of specified liabilities, as adjusted pursuant to certain provisions in the Agreement to include estimated closing cash and estimated changes in net working capital and specified indebtedness of the inorganic chemicals business. Millennium Chemicals expects to realize estimated after-tax proceeds of approximately $1.08 billion.

In connection with the completion of the sale, on May 15, 2007, Millennium Chemicals, Millennium America Inc. (“Millennium America”), and Millennium Inorganic Chemicals Ltd (“MIC Ltd”) terminated the Credit Agreement (the “Credit Agreement”) dated August 22, 2005, as amended, among Millennium Chemicals, Millennium America, MIC Ltd, the lenders party thereto including JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent. The Credit Agreement consisted of (1) a $125,000,000 Senior Secured Revolving Credit Facility, with Millennium America as borrower, (2) a $25,000,000 Senior Secured Revolving Credit Facility, with MIC Ltd as borrower and (3) a $100,000,000 Senior Secured Term Loan, with MIC Ltd as borrower. In connection with the sale, MIC Ltd is no longer a subsidiary of Millennium Chemicals. Millennium America remains as a subsidiary of Millennium Chemicals.

Also in connection with the completion of the sale, on May 15, 2007, Millennium Inorganic Chemicals Limited, a United Kingdom former subsidiary of Millennium Chemicals, terminated its €60 million, five-year revolving credit facility with, among others, Bank of America, N.A. as agent, and certain banks and financial institutions as lenders thereto.

The press release regarding the completion of the sale is being filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01	Other Items

In addition, the risk factors from Millennium Chemicals’ Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 have been restated in their entirety, to reflect the sale of Millennium Chemicals’ worldwide inorganic chemicals business on May 15, 2007.

The press release regarding the completion of the sale is being filed with this Current Report on Form 8-K as Exhibit 99.1. The restated risk factors for Millennium Chemicals are being filed with this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

(b)	Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Financial Statements

On May 15, 2007, Millennium Chemicals Inc. (Millennium) completed the sale of its worldwide inorganic chemicals business to The National Titanium Dioxide Co. Ltd. (Cristal). Millennium’s inorganic chemicals business included nine titanium dioxide plants located in the United States, Australia, Brazil, France and the United Kingdom, and a mineral sands mine located in Brazil. At the closing of the sale, Millennium received approximately $1.143 billion in cash, in addition to the assumption by Cristal of specified liabilities.

The following unaudited pro forma condensed consolidated balance sheet and statements of income for Millennium are based on Millennium’s historical consolidated financial statements as of March 31, 2007, and for the years ended December 31, 2006, 2005, and 2004. These statements are adjusted to reflect the pro forma effects of the sale of Millennium’s inorganic chemicals business. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2007 assumes the sale of the inorganic chemicals business occurred as of that date, and the unaudited pro forma condensed consolidated statements of income for the years ended December 31, 2006, 2005, and 2004 assume the sale occurred on January 1, 2004. Millennium’s quarterly report on Form 10-Q dated March 31, 2007 presents the operations of the inorganic chemicals business as discontinued operations. Accordingly, a pro forma condensed statement of income for the three-month period ended March 31, 2007 is not presented as no adjustments would be necessary to reflect the transaction, other than the elimination of those discontinued operations.

The unaudited pro forma condensed consolidated balance sheet and statements of income should be read together with the consolidated financial statements of Millennium as of and for the periods ended March 31, 2007 and December 31, 2006 included in our quarterly and annual reports on Forms 10-Q and 10-K, respectively. These pro forma statements do not necessarily reflect the results of operations or financial position of Millennium that would have resulted had the transaction actually been consummated as of such dates, and are not necessarily indicative of the future results of operations or the future financial position of Millennium.

MILLENNIUM CHEMICALS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2007

Millions of dollars	Millennium Historical	Pro Forma Adjustments			Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$61		$1,143	(a)	$1,103
			(101	)(b)
Accounts receivable, net	98				98
Inventories	94				94
Prepaid expenses and other current assets	12				12
Deferred tax assets	63				63
Current assets held for sale	694		(694	)(c)	—

Total current assets	1,022		348		1,370

Property, plant and equipment, net	129				129

Investments in Equistar Chemicals, LP	444				444
Goodwill, net	48				48
Other assets, net	60				60
Long-Term assets held for sale	719		(719	)(c)	—

Total assets	2,422		(371)		2,051

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$87	$			$87
Accrued liabilities	220		62	(d)	282
Current liabilities associated with assets held for sale	310		(307	)(c)	—
			(3	)(b)

Total current liabilities	617		(248)		369

Long-term debt	763				763

Other liabilities	279				279

Deferred income taxes	232				232
Long-term liabilities associated with assets held for sale	402		(304	)(c)	—
			(98	)(b)
Minority interest	5				5

Stockholders’ equity	124		1,143	(a),(e)	403
			(802	)(c),(e)
			(62	)(d),(e)

Total liabilities and stockholders’ equity	$2,422		$(371)		$2,051

See notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

MILLENNIUM CHEMICALS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2006

Millions of dollars	Millennium Historical	Pro Forma Adjustments		Pro Forma
Sales and other operating revenues	$1,948	$(1,346	)(c)	$602

Operating costs and expenses	1,940	(1,349	)(c)	591

Operating income	8	3		11

Interest expense	(78)	11	(c)	(67)

Interest income	7	(3	)(c)	4
Other income (expense), net	24	(28	)(c)	(4)

Income from equity investments in Equistar Chemicals, LP	181			181

Income from continuing operations before income taxes and minority interest	142	(17	)(c)	125
Provision for (benefit from) income taxes	(19)	36	(c)	17
Minority interest	(2)	2	(c)	—

Income from continuing operations	$159	$(51)		$108

See notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

MILLENNIUM CHEMICALS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2005

Millions of dollars	Millennium Historical	Pro Forma Adjustments		Pro Forma
Sales and other operating revenues	$1,959	$(1,349	)(c)	$610

Operating costs and expenses	1,949	(1,327	)(c)	622

Operating income	10	(22)		(12)

Interest expense	(130)	15	(c)	(115)

Interest income	18	(14	)(c)	4
Other expense	(19)	(3	)(c)	(22)

Income from equity investments in Equistar Chemicals, LP	221			221

Income from continuing operations before income taxes and minority interest	100	(24	)(c)	76
Provision for income taxes	67	(36	)(c)	31
Minority interest	(5)	5	(c)	—

Income from continuing operations	$28	$17		$45

See notes Unaudited Pro Forma Condensed Consolidated Financial Statements.

MILLENNIUM CHEMICALS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2004

Millions of dollars	Millennium Historical	Pro Forma Adjustments		Pro Forma
Sales and other operating revenues	$1,888	$(1,329	)(c)	$559

Operating costs and expenses	1,881	(1,300	)(c)	581

Operating income	7	(29)		(22)

Interest expense	(106)	3	(c)	(103)

Interest income	12	(7	)(c)	5
Other income	14	13	(c)	27

Income from equity investments in Equistar Chemicals, LP	81			81

Income from continuing operations before income taxes and minority interest	8	(20	)(c)	(12)
Provision (benefit from) for income taxes	33	(40	)(c)	(7)
Minority interest	(6)	6	(c)	—

Income from continuing operations	$(31)	$26		$(5)

See notes Unaudited Pro Forma Condensed Consolidated Financial Statements.

Note 1 – Pro forma adjustments

(a)	To reflect receipt of cash proceeds from the sale of $1.143 billion.

(b)	To reflect repayment of debt of $101 million required to be repaid as a result of the sale.

(c)	To eliminate inorganic chemicals assets and liabilities held for sale at March 31, 2007, and related activity for the respective years. The pro forma statements of income do not reflect any benefit from the use of proceeds of the sale. The interest expense related to the debt required to be repaid as a result of the sale is eliminated as part of the activity of discontinued operations.

(d)	To reflect estimated income taxes of $62 million payable as a result of the sale.

(e)	The net pro forma increase to stockholders’ equity resulting from the sale of the inorganic chemicals business consists of the following components (in millions), which are not included in the pro forma condensed combined statements of income:

Proceeds of the sale	$1,143
Net carrying value of inorganic chemicals business held for sale	(802)

341
Pro forma loss related to accumulated other comprehensive income associated with discontinued operations	(6)

Pro forma pre-tax gain on sale	335

Pro forma income taxes resulting from sale	(62)

Pro forma net gain on sale	273

Accumulated other comprehensive income associated with discontinued operations reclassified to retained earnings within stockholders’ equity	6

Pro forma net increase to stockholders’ equity	$279

(d)	Exhibits.

99.1	Press Release (filed as Exhibit 99.1 to Lyondell Chemical Company’s Current Report on Form 8-K dated as of May 15, 2007 and incorporated herein by reference)

99.2	Risk Factors for Millennium Chemicals Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM CHEMICALS INC.

By:	/s/ Kerry A. Galvin
Name:	Kerry A. Galvin
Title:	Senior Vice President and General Counsel

Date: May 21, 2007

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release (filed as Exhibit 99.1 to Lyondell Chemical Company’s Current Report on Form 8-K dated as of May 15, 2007 and incorporated herein by reference)

99.2	Risk Factors for Millennium Chemicals Inc.